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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported): MARCH 16, 1998



                           IBIS TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)



MASSACHUSETTS                                        0-23150                    04-2987600
(State or other                                   (Commission                (IRS Employer
jurisdiction of                                   File Number)             Identification No.)
incorporation)



32 CHERRY HILL DRIVE, DANVERS, MASSACHUSETTS                               01923
(Address of principal executive offices)                                   (Zip Code)

         Registrant's telephone number, including area code: (978) 777-4247
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ITEM 5.   OTHER EVENTS.

          On March 16, 1998, the Registrant publicly disseminated a press release announcing that it has been awarded two new research and development contracts valued at approximately $1,041,000.

   The United States Air Force has awarded the Registrant a $749,000 Phase II contract under the Small Business Innovative Research (SBIR) Program, aimed at the final development of a non-destructive acoustic phonon analysis technique to characterize silicon dislocations in SIMOX substrates. By using a non-destructive process, the Registrant believes that increased lot yields will be realized. To date, dislocation analysis has been destructive and time consuming. This program will span a two-year period and the goal is to provide an accurate, automatic evaluation technique for SOI substrate production.
Honeywell Solid State Electronics Center will test the wafers for advanced circuitry.

    The Defense Special Weapons Agency (DSWA) has awarded the Registrant a
$292,000 contract. The program is designed to provide a radiation hardened
SIMOX-SOI substrate manufacturing process for support of hardened substrate circuits and systems of the defense department. Wafers from this program will be analyzed by Honeywell, the Naval Research Laboratories, Lincoln Laboratories, and Sandia National Laboratories. The Phase I program is expected to be completed by January 1999.

 The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibit.

        99.1         The Registrant's Press Release dated March 16, 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              IBIS TECHNOLOGY CORPORATION
                                              (Registrant)



Date: March 17, 1998                          /s/ Debra L. Nelson
                                              -------------------
                                               Debra L. Nelson, Chief Financial
                                                Officer


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                                  EXHIBIT INDEX

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
Exhibit                                                                         Sequential
Number                     Description                                          Page Number
-------                    -----------                                          -----------
99.1                       The Registrant's Press Release                            5
                                    dated March 16, 1998


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